IMAGE TECHNOLOGY LABORATORIES, INC.

                        CORDIALLY INVITES YOU TO ATTEND A

                               FOUNDERS RECEPTION
                                        &
                              DEMONSTRATION OF THE

                                     ITLPACS

                            TOUCH SCREEN WORKSTATION

                       THURSDAY, MAY 10, 2001 AT 6:30 P.M.

                                   HOLIDAY INN
                              503 WASHINGTON AVENUE
                                  KINGSTON, NY


     RSVP BY MAY 1
     TO VALERIE MCDOWELL
     732-701-0285
     VMCDOWELL@IMAGETECHLABS.COM



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